UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 US Highway 206, Suite 200, Bedminster, NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

CorMedix Inc. announces that it has now received written copies of the May 8, 2015 decisions of the District Court of Mannheim on CorMedix's patent and utility model infringement cases in Germany related to Neutrolin®. CorMedix previously announced the decisions of the Court on its investor conference call on May 8, 2015.

The Court's written decisions confirm that the two proceedings brought by CorMedix against the German company TauroPharm GmbH and several of the founders and affiliates of TauroPharm have been stayed. In its decisions the Court found that the commercialization by TauroPharm in Germany of its TauroLock catheter lock solutions Hep100 and Hep500 infringes both CorMedix’s patent and utility model and further that there is no prior use right that would allow TauroPharm to continue to make, use or sell its product in Germany. However, the Court declined to issue an injunction in favor of CorMedix that would preclude the continued commercialization by TauroPharm based upon its finding that there is a sufficient likelihood that the European Patent Office (EPO), in the case of the patent, or the German Patent and Trademark Office (PTO), in the case of the utility model, may find that such patent or utility model is invalid. Specifically, the Court noted the possible publication of certain instructions for product use that may be deemed to constitute prior art. As such, under the standards established by German law, the District Court will defer any consideration of the request by CorMedix for injunctive and other relief until such time as the EPO or the German PTO has ruled on the underlying validity of the patent/utility model. CorMedix continues to believe that the aforementioned instructions do not, in fact, constitute prior art and that the patent and the utility model validly claims inventions that will be found to be such by the EPO and the German PTO; however, there can be no assurance that CorMedix will prevail.

As previously reported on January 16, 2015, CorMedix filed a complaint against TauroPharm and its managing directors in the District Court of Cologne, Germany.  In the complaint, CorMedix alleges violation of the German Unfair Competition Act by TauroPharm for the unauthorized use of CorMedix’s proprietary information obtained in confidence by TauroPharm.  CorMedix alleges that TauroPharm is improperly and unfairly using CorMedix’s proprietary information relating to the composition and manufacture of CorMedix’s lead product candidate in the United States, Neutrolin, which is approved for sale in Germany, in its manufacture and sale of TauroPharm’s products TauroLockTM, TauroLock-HEP100TM and TauroLock-HEP500TM.   CorMedix seeks a cease and desist order against TauroPharm from continuing to manufacture and sell any product containing taurolidine as well as citric acid in addition to possible other components, damages for any sales in the past and the removal of all such products from the market. As previously reported, a hearing in this matter has been scheduled in the District Court of Cologne for July 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: May 19, 2015	By:	/s/ Randy Milby
	Name:	Randy Milby
	Title:	Chief Executive Officer